Wireless Cable & Communications, Inc.
Cumulative Weighted Average Share Calculation

Basic:
                                                           Number         Days          Weighted
Description                                   Date         of CSE       Outstanding    Calculation
----------------------------------------    ----------   ------------   ----------   ----------------

Beginning common
  stock equivalents                         12/31/95      1,500,000          366       549,000,000
                                                                                      --------------

                                                                                        549,000,000
                                                                                     /          366
                                                         ------------                --------------
Weighted average CSE
  outstanding for the
   year ended December 31, 1996             12/31/96       1,500,000                      1,500,000
                                                         ============                ==============

Beginning common
  stock equivalents                                         1,500,000       365         547,500,000
Reverse acquisition of assets
    Common shares canceled                    2/4/97       (1,500,000)      330        (495,000,000)
    Common shares issued                      2/4/97        3,645,833       330       1,203,124,890
    Series "A" preferred
      shares issued                           2/4/97       23,977,320       330       7,912,515,600
Acquisition of assets
    Common shares issued                      8/15/97       1,577,000       138         217,626,000
    Series "B" preferred
     shares issued                            8/15/97         354,825       138          48,965,850
Issuance of common stock
   and Series "A"
        Preferred Stock                       8/31/97       6,063,615       122         739,761,030
Issuance of common stock
   and Series "A"
        Preferred Stock                      11/25/97          227,914       36           8,204,904
                                                                                     --------------

                                                                                     10,182,698,274
                                                                                     /          365
                                                           ------------              --------------
Weighted average CSE
   outstanding for the
   year ended December 31, 1997               12/31/97      35,846,507                   27,897,803
                                                           ============              ==============

Diluted:
                                                           Number         Days          Weighted
Description                                   Date         of CSE       Outstanding    Calculation
----------------------------------------    ----------   ------------   ----------   ----------------

Beginning common stock
  equivalents                                12/31/95       1,500,000      366          549,000,000
Common stock options
   granted                                   12/31/96         125,000      1                125,000
                                                                                     ----------------

                                                                                         549,125,000
                                                                                   /             366
                                                         ------------                ----------------
Weighted average CSE
   outstanding for the
   year ended December 31, 1996              12/31/96       1,625,000                       1,500,342
                                                         ============                 ================

Beginning common stock
  equivalents                                              1,625,000       365             593,125,000
Reverse acquisition of assets
        Common shares canceled               2/4/97       (1,500,000)      330            (495,000,000)
        Common shares issued                 2/4/97        3,645,833       330            1,203,124,890
        Series "A" preferred
         shares issued                       2/4/97       23,977,320       330            7,912,515,600
        Common options canceled              2/4/97        (125,000)       330              (41,250,000)
        Series "A" preferred
         options granted                     2/4/97        1,353,280       330              446,582,400
Issuance of options                         3/31/97           50,000       275               13,750,000
Issuance of options                         7/31/97            2,500       153                  382,500
Acquisition of assets
        Common shares issued                8/15/97        1,577,000       138              217,626,000
        Series "B" preferred
         shares issued                      8/15/97          354,825       138               48,965,850
Issuance of common stock
   and Series "A"
   Preferred Stock                          8/31/97        6,063,615       122              739,761,030
Issuance of warrants                        8/31/97        1,161,016       122              141,643,952
Issuance of common stock
   and Series "A"
   Preferred Stock                         11/25/97          227,914        36                8,204,904
                                                                                       ----------------

Subtotal                                                                                 10,789,432,126
Less FAS No. 128
  Treasury Method Adjustment                                                                   (269,496)
                                                                                        ----------------

                                                                                          10,789,162,630
                                                                                      /              365
                                                         ------------                   ----------------
Weighted average CSE
  outstanding for the
  year ended December 31, 1997             12/31/97        38,413,303                         29,559,350
                                                         ============                   ================


Note:   CSE = Common stock equivalent on a voting basis.